EXHIBIT 5.1



                                 October 4, 2002


Headwaters Incorporated
11778 South Election Road, Suite 210
Draper, Utah 84020

         Re:      Registration Statement on Form S-3 of Headwaters Incorporated

Ladies and Gentlemen:

         I have acted as counsel to Headwaters Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company, SEC File No. 333-_____ filed on October 4, 2002, to which this opinion is attached as Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 2,100,000 shares (the "Shares") of common stock of the Company, par value $.001 per share (the "Common Stock") to be offered for sale by the Selling Stockholders of the Company as described in the prospectus included in the Registration Statement.

         This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act").

         In that capacity, I have reviewed the Registration Statement and other documents, corporate records, certificates, and other instruments for purposes of this opinion.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, I have, to the extent I deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others.

         This opinion only relates to the Shares included in the Registration Statement.

         My opinions expressed herein are limited to the corporate law of the State of Delaware, and I do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the shares of Common Stock being registered on the Registration Statement which are currently outstanding and owned by the Selling Stockholders have been authorized and are legally issued and are fully paid and non-assessable.

         In rendering this opinion, I have assumed that

         i) the certificates representing the Shares will conform to the form of specimen examined by me and such certificates will be duly executed and delivered by the Company; and

         ii) the consideration for Shares as provided in the applicable resolutions of the Board of Directors of the Company has been actually received by the Company as provided therein.

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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Harlan M. Hatfield
                                                    ---------------------------
                                                     Harlan M. Hatfield

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